Exhibit 99.1

Azitra, Inc. to Present Research at BIO-Europe® Showing ATR-COSF Reduced Fine Lines and Improved Elasticity in Ex Vivo Human Skin Models

Initial results from first-in-human study with ATR-COSF anticipated by year-end

BRANFORD, Conn. – November 10, 2026 — Azitra, Inc. (“Azitra” or the “Company”) (NYSE American: AZTR), a clinical-stage biopharmaceutical company focused on developing innovative therapies for precision dermatology, today announced that Cofounder and Chief Operating Officer, Travis Whitfill, Ph.D., MPH, will present pipeline updates including results for its ATR-COSF program, which is designed to deliver filaggrin domains into human skin to reduce the appearance of fine lines and wrinkles, at the BIO-Europe® conference in Cologne, Germany on November 10, 2026, at 4:45 pm CET.

“We look forward to presenting our ATR-COSF findings in greater detail at BIO-Europe and discussing how these results are guiding the development of a filaggrin-based topical cosmetic designed to reduce the appearance of fine lines and wrinkles,” said Travis Whitfill, Ph.D., MPH, Cofounder and Chief Operating Officer of Azitra. “After a single application of ATR-COSF, we observed less visible wrinkling in one ex vivo human skin model and improvements in measures of elasticity with the 4% formulation in a second model. We believe these findings support taking ATR-COSF into a first-in-human study, with initial results anticipated by year-end. The program also illustrates how we are applying the microbial engineering platform behind our work in severe dermatologic conditions to develop new products for skincare.”

In the presentation, Dr. Whitfill will highlight data from an ex vivo human torso skin model, in which ATR-COSF, a recombinant filaggrin protein designed for topical use, elicited a 56% reduction in wrinkles from baseline. In addition, ATR-COSF was shown to improve elasticity and improve the depth of wrinkles compared to vehicle in ex vivo models at 48 hours.

Dr. Whitfill’s presentation will also provide updates on ATR-04 being studied for rashes associated with commonly prescribed cancer medications. The Phase 1/2 trial of ATR-04 is ongoing and was expanded in October 2026 to include patients with rashes due to KRAS and MEK inhibitors, in addition to EGFR inhibitors, as well as patients with neurofibromatosis type 1 (NF1) with rash associated with MEK inhibitors. Combined, approximately 85,000 patients undergo KRAS or MEK inhibitor treatment in the United States annually. The addition of these patients further broadens the potential clinical applications being explored for ATR-04 on top of the approximately 220,000 patients undergoing EGFR inhibitor treatment in the United States annually.

In addition to presenting the progress of Azitra’s pipeline, Dr. Whitfill will also conduct one-on-one meetings with potential partners and investors during the conference. The presentation slides will be available online at ir.azitrainc.com.

About Azitra, Inc.

Azitra, Inc. is a clinical-stage biopharmaceutical company focused on developing innovative therapies for precision dermatology and novel products across therapeutics, cosmeceuticals and biotechnology applications. The Company’s portfolio is highlighted by ATR-COSF, a recombinant protein technology designed for cosmetic and skincare applications, and ATR-04, an investigational live biotherapeutic for skin rashes associated with cancer and neurofibromatosis treatments. Azitra has received Fast Track designation from the FDA for cancer treatment-associated rash, which impacts up to 300,000 people in the U.S. Azitra is also advancing additional recombinant protein initiatives designed to support biotechnology research and manufacturing applications. Azitra’s technology platforms combine engineered proteins, topical live biotherapeutics, artificial intelligence, and a proprietary microbial library to develop differentiated products for consumer, research and healthcare markets. For more information, please visit https://azitrainc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” “would,” “target,” “continue,” “ongoing” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, statements regarding (i) the expected enrollment, dosing and conduct of Cohort 2 of the Phase 1/2 clinical trial of ATR-04, (ii) the expected effects of the protocol amendments, including on patient recruitment and enrollment, (iii) the safety and preliminary efficacy data from the trial, (iv) the potential of ATR-04 to treat EGFRi-, KRASi-, MEKi- associated skin rash and other similar rashes, including its potential to be the first live biotherapeutic developed for this indication, (v) the size of the potential patient population and the potential benefits of Fast Track designation, (vi) statements about our clinical and preclinical programs, and corporate and clinical/preclinical strategies, including our cosmeceutical strategy, and (vii) the design, timing and results of the first-in-human study of ATR-COSF, including the expected timing of initial results, and (viii) the potential of ATR-COSF as a cosmetic product.

You should not place undue reliance on any forward-looking statements. Any forward-looking statements in this press release are based on current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the timing of clinical trials and their results; we may experience enrollment delays; the protocol amendments may not facilitate recruitment or accelerate enrollment as anticipated; we may experience delays in the provision of initial or additional safety data, as applicable, and topline results for ATR-04 and, if we do, such data and results may not be favorably received; the expanded patient populations may present different safety or efficacy profiles; the results from Cohort 1 may not be predictive of results in Cohort 2 or later-stage trials; results from ex vivo and other preclinical models may not be predictive of results in humans; the first-in-human study of ATR-COSF may be delayed or may not produce favorable results; the safety and efficacy of our product candidates; possible delays in regulatory approval or changes in regulatory framework that are out of our control; our estimation of addressable markets of our product candidates may be inaccurate; we may fail to timely raise additional required funding; more efficient competitors or more effective competing treatment may emerge; we may be involved in disputes surrounding the use of our intellectual property crucial to our success; we may not be able to attract and retain key employees and qualified personnel; earlier study results may not be predictive of later stage study outcomes; and we are dependent on third parties for some or all aspects of our product manufacturing, research and preclinical and clinical testing. Additional risks concerning Azitra’s programs and operations are described or incorporated by reference in our annual report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) on February 27, 2026 and our subsequent filings with the SEC, including our quarterly report on Form 10-Q filed on August 12, 2026. Azitra explicitly disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date hereof, except to the extent required by law.

Contact

Norman Staskey

Chief Financial Officer

staskey@azitrainc.com

Investor Relations

Tiberend Strategic Advisors, Inc.

David Irish

231-632-0002

dirish@tiberend.com

Media Relations

Tiberend Strategic Advisors, Inc.

Casey McDonald

646-577-8520

cmcdonald@tiberend.com